Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement among the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of the shares of common stock of IntelGenx Technologies Corp. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

May 24, 2021	ATAI LIFE SCIENCES B.V.

	By:	/s/ Florian Brand
Name: Florian Brand
Title: Chief Executive Officer

ATAI LIFE SCIENCES AG

	By:	/s/ Florian Brand
Name: Florian Brand
Title: Chief Executive Officer